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Monday June 19, 9:36 am Eastern Time



Company Press Release



NEXTLINK and Concentric Close

$2.54 Billion Equity Value Merger

Creating Broadband Communications

Powerhouse



MCLEAN, Va. and SAN JOSE, Calif.--(BUSINESS WIRE)--June 19, 2000--NEXTLINK Communications, Inc.(NASDAQ:NXLK - news) and Concentric Network Corporation today announced the closing of their $2.54 billion equity value merger creating a company with unrivaled end-to-end broadband network assets and a full range of voice, data and Internet communications services throughout much of the United States, Canada and Europe.

In the merger, initially announced on January 10, 2000, each share of Concentric Network common stock was converted into 1.2868 shares of NEXTLINK Class A common stock (adjusted for NEXTLINK's June 15, 2000 two-for-one stock split). The merger is a tax-free event to NEXTLINK and Concentric Network stockholders, and former Concentric Network stockholders now hold approximately 16 percent of the fully diluted shares of NEXTLINK. Beginning Monday, Concentric shares formerly traded under the NASDAQ symbol "CNCX" will trade under the NEXTLINK NASDAQ symbol "NXLK."



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"Over the past nine months, NEXTLINK has made several moves that allow us to compete effectively against any of the giants of our industry," said NEXTLINK Chairman and Chief Executive Officer Dan Akerson. "We now have numerous ways to carry IP-centric broadband network traffic to small, medium and Fortune 1000 customers, and offer a host of market leading data and Internet services to travel across those networks."

As previously announced, Akerson will remain Chairman and CEO of the combined company, and Henry R. Nothhaft will become Vice Chairman of the NEXTLINK board and continue to lead the combined company's retail Internet and data services businesses as Concentric's Chief Executive Officer. Peter Waal, who was previously a Concentric Director, also will join the NEXTLINK Board of Directors. Concentric will continue to be headquartered in San Jose, California.

"NEXTLINK and Concentric were well matched with highly complementary capabilities and the combination gives us the ability to offer something very unique to customers," said Nothhaft. "Because we own our broadband networks, and have a complete range of voice and data services, we believe we can offer better provisioning times, stronger service level agreements and integrated services which better meet customers' total communications needs."

Customers have already felt the positive impact of the merger as NEXTLINK announced a suite of new products in April that included enhanced voice products and DSL and dedicated Internet



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services provided by Concentric. The services are offered to customers on one bill and with one point of contact and accountability from NEXTLINK.

Concentric currently is among industry market leaders in providing business grade DSL service and shared web hosting and operates eight data centers in the United States and Europe. It is also an industry-leading provider of integrated Virtual Private Network (VPN) services and has introduced an Application Infrastructure Provider (AIP) product that was recently named product of the year by a leading networking trade publication.

NEXTLINK will add these extensive data capabilities to its powerful broadband networks. With more than 410,000 metro fiber miles in service, NEXTLINK owns many of the most robust metro fiber optic networks in the United States.

The company is also deploying a 384,000-fiber mile, inter-city fiber optic network connecting most major cities in the United States and Canada that is expected to be completed by the end of 2001.

And perhaps most importantly, NEXTLINK has numerous network options to deliver broadband connectivity over the critical "last mile." This "last mile" of connection often becomes a strangling point for bandwidth delivery. NEXTLINK's numerous network capabilities to "open" this bottleneck include: metro fiber extensions, broadband wireless capabilities, and facilities based Digital Subscriber Line (DSL) capabilities.



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NEXTLINK will also evaluate and possibly deploy emerging access technology, including free space laser technology, as they are developed and become commercially available.

Since the merger was announced, NEXTLINK has also aggressively moved to complement and expand Concentric's market position in Europe. Today, Concentric/Europe is a leading Internet and data services provider in the United Kingdom with more than 400 employees in London and Amsterdam.

Last month, NEXTLINK announced it had reached an agreement in principle to acquire five metro European networks, a Pan European inter-city network and transatlantic capacity that will reach 10Gbps in the next two years. The local networks consist of more than 80,000 metro fiber miles and empty conduits in Brussels, Amsterdam, Frankfurt, London and Paris and the inter-city network will connect 21 major European cities with more than 88,000 fiber miles.

"For NEXTLINK to effectively compete for the full scope of broadband business, it was critical for us to have a global presence," continued Akerson. "Concentric/Europe gave us a starting point, and our network acquisition last month will give us the unique ability to provide end-to-end network services from our customer's office in the United States all the way to their office in Europe. NEXTLINK will carry the traffic and provide voice, data and Internet services the entire way."

NEXTLINK Communications, founded in 1994, has assembled an unrivaled set of facilities-based,



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metro and national fiber and broadband wireless network assets. Once complete, these networks will serve much of the United States, Canada and Europe.

Together with Concentric Network, a wholly owned subsidiary of NEXTLINK, the company offers end-to-end communication services, including local and long distance voice, digital subscriber line (DSL) access, Web hosting and e-commerce, virtual private networks (VPNs), dedicated access, global transit and application infrastructure services for delivering applications over the Internet or a VPN.

Publicly traded (NASDAQ: NXLK - news), NEXTLINK is headquartered in McLean, Virginia and Concentric Network is located in San Jose, California. For more information, visit http://www.nextlink.com or http://www.concentric.net or contact Public Relations at publicrelations@concentric.com.

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements include those describing NEXTLINK's plans to offer new services, including those using the planned European network, the expected timing of the completion and availability of that and NEXTLINK's domestic network, as well as statements describing expectations concerning the timing and scope of the planned deployment of broadband wireless and other products and services domestically and internationally, and the potential impact of the Concentric transaction. Management



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wishes to caution the reader that these forward-looking statements are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, the ability of NEXTLINK to integrate its pre-merger business and operations with those of Concentric, the ability of NEXTLINK and Level 3 to negotiate and reach definitive agreements relating to the purchase of the European network on satisfactory terms, NEXTLINK's ability to design and construct fiber optic networks, install cable and facilities, including switching electronics, to develop, install and provision LMDS equipment and interconnect that equipment with NEXTLINK's fiber networks and connect the networks, including LMDS equipment, to customers and on satisfactory terms and conditions, and risks related to NEXTLINK's national network strategy. NEXTLINK's business is subject to other risks and uncertainties described from time to time in NEXTLINK's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

Contact:

NEXTLINK
Todd Wolfenbarger
Media and Industry Analysts
703/547-2011 or 703/675-3496 (portable)
twolfenbarger@nextlink.com

or

Lisa Miles
Financial Analysts
703/547-2440

or

Concentric
Jenna Dee
Media and Industry Analysts
408/817-2297
jdee@concentric.com